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                                                                    EXHIBIT 24.2



                               POWER OF ATTORNEY



     KNOW ALL MEN BY THESE PRESENTS, that Barry L. Stevens hereby constitutes and appoints, Martin E. Kantor, James W. Thigpen and Patrick J. Mitchell, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including pre-effective and post-effective amendments) to the Registration Statement on Form S-1 of Westbridge Capital Corp. (Registration No. 333-24137) as well as any related registration statement (or amendment thereto) filed pursuant to Rule 462(b) promulgated under the Securities Act of 1933, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, hereby grants unto said attorneys-in-fact, and each of them, and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully as to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.


                                                  /s/ BARRY L. STEVENS

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                                                      Barry L. Stevens



April 2, 1997